FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton
Chief Executive Officer
888.745.2265

TRI-COUNTY FINANCIAL CORPORATION

ANNOUNCES RESULTS OF OPERATIONS FOR SECOND QUARTER

Waldorf, Maryland, July 25, 2012 – Tri-County Financial Corporation (OTCBB: TCFC) (the “Company”), the holding company for Community Bank of Tri-County (the “Bank”), reported consolidated net income available to common shareholders for the three months ended June 30, 2012 of $891,152, or $0.29 per common share (diluted), compared to $1,008,063, or $0.33 per common share (diluted), for the three months ended June 30, 2011. The decrease was primarily attributable to increased noninterest expense partially offset by an increase in net interest income after provision for loan losses. During the three months ended June 30, 2012, noninterest expense included a foreclosed real estate (“OREO”) valuation allowance as well as one-time conversion costs for a change of the Bank’s core service provider.

“While the one-time charges for core system conversion and the OREO valuation allowance negatively impacted earnings, the Company’s net interest margin continued to improve during the second quarter to 3.28%, an increase of 13 basis points from the first quarter net interest margin of 3.15%,” stated William Pasenelli, President and CFO. “Net interest income is up $1.1 million or 8.07% from a year ago due primarily to increased loan average balances and reduced funding costs. Average deposit costs have fallen 11 basis points from 1.32% for the quarter ended March 31, 2012 to 1.21% for the quarter ended June 30, 2012. Our current year focus remains on improving financial performance and asset quality.”

Consolidated net income available to common shareholders for the six months ended June 30, 2012 increased $908,577, or 87.55%, to $1,946,405, or $0.64 per common share (fully diluted), compared to $1,037,828, or $0.34 per common share (fully diluted), for the six months ended June 30, 2011. The year-to-date increase in earnings per share was primarily attributable to an increase in net interest income after provision for loan losses partially offset by increased noninterest expense as a result of the Bank’s increased asset size, one-time conversion costs for a change of the Bank’s core service provider and increased costs related to OREO to reflect current appraisals or contracted sales amounts.

“I am pleased that the Company has been able to maintain its profitability every quarter during the Great Recession and the slow recovery, while maintaining its vision to create long-term shareholder value.” stated Michael Middleton, Chairman and CEO. “Our market presence, recent investments in a new core system, an operations annex, as well as, expansion into Virginia should help ensure the relevancy of Tri-County Financial Corporation in an industry where scale is increasingly important.”

Financial Condition at June 30, 2012 compared to December 31, 2011

Total assets at June 30, 2012 remained relatively flat at $975,874,721 compared to $983,479,723 at December 31, 2011.

Gross loan growth of $24,124,113 from $718,540,175 at December 31, 2011 to $742,664,288 at June 30, 2012 was due to net new loans of $27,633,507 in commercial real estate and $13,916,183 in residential mortgages offset by decreases of $8,871,371 in commercial loans, $4,339,026 in construction and land development loans, $2,609,235 in commercial equipment loans and a net decrease in other loan categories of $1,605,945.

The Company’s nonperforming asset ratios improved from the first quarter of 2012. Although overall delinquency increased due to an increase in loans 31-89 days delinquent, nonperforming loans (loans 90 days or greater delinquent) decreased during the second quarter of 2012.

	As of June 30, 2012	As of March 31, 2012	As of December 31, 2011	As of December 31, 2010
Past due loans (PDLs) to total loans (31 to 89 days)	0.89%	0.20%	0.76%	0.17%
Nonperforming loans (NPLs) to total loans (>=90 days)	1.48%	1.65%	1.32%	2.04%
Total loan delinquency (PDLs + NPLs) to total loans	2.37%	1.85%	2.09%	2.21%
Nonperforming assets (NPLs +OREO) to total assets	1.69%	1.71%	1.48%	2.71%
Nonperforming assets to gross loans + OREO	2.21%	2.25%	2.01%	3.56%
Nonperforming assets + TDRs to total assets (a)	2.73%	2.79%	2.61%	4.58%

(a) Ratio was adjusted to remove duplication of loans that are both nonperforming and troubled debt restructures.

At June 30, 2012, the Company continued to outperform peers by 183 basis points for nonperforming assets as a percentage of loans and OREO; the peer group reported 4.04% as reported in the March 2012 Uniform Bank Performance Report (UBPR. The Company also outperformed peers with an overall delinquency rate of 2.37%, 106 basis points better than the peer delinquency ratio of 3.43% as reported in the March 2012 UBPR. The Bank had 38 nonperforming loans at June 30, 2012 compared to 35 nonperforming loans at December 31, 2011. The Company’s allowance for loan losses decreased from 1.07% of loans at December 31, 2011 to 1.01% of loans at June 30, 2012 due to a reduction in specific reserves on loans evaluated for impairment.

The Company’s June 30, 2012 OREO balance of $5,562,158 increased $533,645 compared to December 31, 2011, consisting of additions of $1,555,770 offset by valuation allowances of $626,176 to adjust properties to current appraised values and disposals of $395,949. During the six months ended June 30, 2012, the Bank disposed of two OREO properties resulting in proceeds of $299,032 and recognized net losses of $96,917. Current year OREO additions include two construction and land development projects valued at $1,038,000. OREO carrying amounts reflect management’s estimate of the realizable value of these properties incorporating current appraised values, local real estate market conditions and related costs.

Total deposits decreased by 1.39%, or $11,478,877, to $815,774,324 at June 30, 2012 compared to $827,253,201 at December 31, 2011. The decrease in deposits is consistent with normal seasonal fluctuations of customer accounts. However, lower-cost transaction accounts continued to increase as a percentage of total deposits during the second quarter and have increased from 44.94% at December 31, 2011 to 46.40% at June 30, 2012.

During the six months ended June 30, 2012, stockholders’ equity increased $907,846 to $76,361,944. The increase in stockholders’ equity was due to net income of $2,046,405, net stock related activities of $175,261 and adjustments to other comprehensive income of $7,751 partially offset by payments of common stock dividends of $1,216,570 and preferred stock dividends of $105,001. Common stockholders' equity of $56,361,944 at June 30, 2012, resulted in a book value of $18.49 per common share. The Company remains well-capitalized at June 30, 2012 with a Tier 1 capital to average asset ratio of 9.16%.

Operations – Six Months Ended June 30, 2012 compared to 2011

The increase in net income available to common shareholders of $908,577 to $1,946,405 for the six months ended June 30, 2012 compared to the same period in 2011 was attributable to increases in net interest income due to larger average loan balances and a lower cost of funds, a lower provision for loan losses and a decrease in preferred stock dividends. These positive impacts to income available to common shareholders were partially offset by increases in noninterest expense and income tax expense.

Interest and dividend income increased by $474,704 to $20,210,926 for the six months ended June 30, 2012 compared to $19,736,222 for the six months ended June 30, 2011. The increase was attributable to growth of $88.0 million to the average balance of interest-earning assets from $809.1 million for the six months ended June 30, 2011 to $897.1 million for the six months ended March 31, 2012. This growth was partially offset by a reduction in the average yield on interest-earning assets from 4.88% for the six months ended June 30, 2011 to 4.51% for the six months ended June 30, 2012.

Interest expense decreased $601,720 to $5,789,026 for the six months ended June 30, 2012 compared to $6,390,746 for the six months ended June 30, 2011 due to a reduction in the average cost of funds on interest-bearing liabilities from 1.75% for the six months ended June 30, 2011 to 1.43% for the six months ended June 30, 2012. This was achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.96% and 1.02%, respectively, for the six months ended June 30, 2011 to 1.67% and 0.68%, respectively, for the six months ended June 30, 2012. The decline in the average cost of funds was partially offset by higher average deposit balances. Average customer deposits increased $75.4 million from $652.6 million for the six months ended June 30, 2011 to $728.0 million for the six months ended June 30, 2012. The Company has been successful in increasing its core deposits and reducing the cost of funds in the low interest rate environment over the last several years and has limited the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.

The Company’s provision for loan losses decreased $2,119,186 from the comparable period in 2011 to $777,505 for the six months ended June 30, 2012 and reflected the trend of improving asset quality and a decrease in the allowance for specific nonperforming loans based on management’s estimate of realizable value. Net charge-offs decreased $2,460,667 from $3,468,283 for the six months ended June 30, 2011 to $1,007,616 for the six months ended June 30, 2012.

Noninterest income totaled $1,742,885 for the six months ended June 30, 2012 compared to $1,722,926 for the six months ended June 30, 2011. The increase of $19,959 was principally due to the growth of service charges and loan fees of $66,780 to $1,385,344 and an increase to gains on loans held for sale of $55,183. This increase was partially offset by net losses on the sale of foreclosed real estate of $96,917 recognized during the six months ended June 30, 2012 compared to none for the comparable period in 2011.

For the six months ended June 30, 2012, noninterest expense increased $2,226,583 from the comparable period in 2011 to $12,261,105. The increase was primarily due to growth in employee compensation of $1,063,212, increased valuation allowance on OREO of $310,293 and increased data processing and professional fees of $336,747. Data processing and professional fees increased from the comparable period in 2011 due mostly to conversion related costs for a change of the Bank’s core service provider.. Employee compensation, data processing, professional fees and FDIC insurance increased to support the growth of the Bank and greater than before regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act.

The Company’s preferred stock dividends decreased $323,465 to $100,000 for the six months ended June 30, 2012 from $423,465 for the six months ended June 30, 2011. The decrease was due to the Company’s participation in the Small Business Lending Fund (the “SBLF”) and payoff of Troubled Assets Relief Program Capital Purchase Program (“TARP”) during the third quarter of 2011. If the Company maintains its 1% dividend for 2012, the annual preferred SBLF dividend will decrease to $200,000 compared to a previous annualized cost of $846,930 for TARP participation.

Operations – Three Months Ended June 30, 2012 compared to 2011

The decrease in net income available to common shareholders of $116,911 to $891,152 for the three months ended June 30, 2012 compared to the same period in 2011 was attributable to increases in noninterest expense and a decrease in noninterest income. These reductions of income were partially offset by increases in net interest income due to larger average loan balances and a lower cost of funds, a lower provision for loan losses, a decrease in income tax expense and a decrease in preferred stock dividends.

Interest rate spread and net interest margin for the second quarter of 2012 improved to 3.15% and 3.28%, respectively, from 3.00% and 3.15%, respectively, for the first quarter 2012. Net interest income increased $252,502 from $7,084,699 for the three months ended March 31, 2012 to $7,337,201 for the three months ended June 30, 2012. The improvement was based on a decrease in the cost of interest-bearing liabilities. The average balances for both interest-bearing assets and interest-bearing liabilities were similar during both quarters and were not a material factor in the increase. Average deposit costs have fallen 11 basis points from 1.32% for the quarter ended March 31, 2012 to 1.21% for the quarter ended June 30, 2012. The positive trend of decreasing deposit funding costs is expected to continue during the third quarter based on the scheduled maturities of time deposits and current market rates. At June 30, 2012, the cost of deposits was 1.02%.

Interest and dividend income increased by $198,110 to $10,102,542 for the three months ended June 30, 2012 compared to $9,904,432 for the three months ended June 30, 2011. The increase was attributable to growth of $87.3 million to the average balance of interest-earning assets from $807.8 million for the three months ended June 30, 2011 to $895.1 million for the three months ended June 30, 2012. This growth was partially offset by a reduction in the average yield on interest-earning assets from 4.90% for the three months ended June 30, 2011 to 4.51% for the three months ended June 30, 2012.

Interest expense decreased $403,088 to $2,765,341 for the three months ended June 30, 2012 compared to $3,168,429 for the three months ended June 30, 2011 due to a reduction in the average cost of funds on interest-bearing liabilities from 1.73% for the three months ended June 30, 2011 to 1.37% for the three months ended June 30, 2012. This was achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.94% and 1.03%, respectively, for the three months ended June 30, 2011 to 1.65% and 0.61%, respectively, for the three months ended June 30, 2012. The decline in the average cost of funds was partially offset by higher average deposit balances. Average customer deposits increased $67.4 million from $659.1 million for the three months ended June 30, 2011 to $726.5 million for the three months ended June 30, 2012. The Company has been successful in increasing its core deposits and reducing the cost of funds in the low interest rate environment over the last several years and has limited the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.

The Company’s provision for loan losses decreased $454,430 from the comparable period in 2011 to $436,431 for the three months ended June 30, 2012. The decrease in the Company’s provision for loan losses for the three months ended June 30, 2012 was primarily due to decreases in the allowance for specific nonperforming loans based on management’s estimate of realizable value. Net charge-offs decreased $147,224 from $1,074,054 for the three months ended June 30, 2011 to $926,830 for the three months ended June 30, 2012.

Noninterest income totaled $896,795 for the three months ended June 30, 2012 compared to $952,599 for the three months ended June 30, 2011. The decrease of $55,804 was principally due to a reduction in second quarter service charges compared to the prior year due to a one time one-month waiver of certain deposit account service charges during the Bank’s transition to a new core system.

For the three months ended June 30, 2012, noninterest expense increased $1,440,388 from the comparable period in 2011 to $6,363,686. The increase was primarily due to growth in employee compensation of $494,820, increased valuation allowance on OREO of $326,176 and increased data processing and professional fees of $242,939. Data processing and professional fees increased from the comparable period in 2011 due mostly to conversion related costs for a change of the Bank’s core service provider. Employee compensation, data processing, professional fees and FDIC insurance increased to support the growth of the Bank and greater than before regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act.

The Company’s preferred stock dividends decreased $161,732 to $50,000 for the three months ended June 30, 2012 from $211,732 for the three months ended June 30, 2011. The decrease was due to the Company’s participation in the SBLF and payoff of TARP during the third quarter of 2011.

About Tri-County Financial Corporation - The Company is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited and as of June 30, 2012. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report to Shareholders for the year ended December 31, 2011.

TRI-COUNTY FINANCIAL CORPORATION

	As of June 30, 2012	As of December 31, 2011	$ Variance	% Variance
Financial Condition Data:	(Unaudited)
Total assets	$975,874,721	$983,479,723	$(7,605,002)	(0.77%)
Cash, federal funds sold and interest-bearing deposits	12,018,664	19,118,189	(7,099,525)	(37.13%)
Securities	167,580,584	195,344,451	(27,763,867)	(14.21%)
Loans receivable, net	734,414,892	710,088,775	24,326,117	3.43%
Premises and equipment	19,322,261	16,440,902	2,881,359	17.53%
Foreclosed real estate (OREO)	5,562,158	5,028,513	533,645	10.61%
Total liabilities	899,512,777	908,025,625	(8,512,848)	(0.94%)
Total deposits	815,774,324	827,253,201	(11,478,877)	(1.39%)
Short-term borrowings	3,000,000	-	3,000,000	n/a
Long-term debt	60,552,148	60,576,595	(24,447)	(0.04%)
Junior subordinated debentures	12,000,000	12,000,000	-	0.00%
Small Business Lending Fund (SBLF) preferred stock	20,000,000	20,000,000	-	0.00%
Total stockholders’ equity	$76,361,944	$75,454,098	$907,846	1.20%
Book value per common share	$18.49	$18.32
Common shares outstanding	3,048,084	3,026,557
Tier 1 capital to average assets	9.16%	9.17%
Total capital to risk-weighted assets	12.55%	12.69%
Nonperforming loans (NPLs)	$10,971,994	$9,510,617	$1,461,377	15.37%
Nonperforming assets (NPLs + OREO)	16,534,152	14,539,130	1,995,022	13.72%
Troubled debt restructures (TDRs)	10,398,474	11,913,041	(1,514,567)	(12.71%)
Allowance for loan losses to total loans	1.01%	1.07%
Past due loans (PDLs) to total loans (31 to 89 days)	0.89%	0.76%
Nonperforming loans (NPLs) to total loans (>=90 days)	1.48%	1.32%
Total loan delinquency (PDLs + NPLs) to total loans	2.37%	2.09%
Allowance for loan losses to nonperforming loans	68.03%	80.49%
Nonperforming assets (NPLs +OREO) to total assets	1.69%	1.48%
Nonperforming assets to gross loans + OREO	2.21%	2.01%
Nonperforming assets + TDRs to total assets (a)	2.73%	2.61%

(a) Ratio was adjusted to remove duplication of loans that are both nonperforming and troubled debt restructures.

TRI-COUNTY FINANCIAL CORPORATION

	Six Months Ended
	June 30, 2012	June 30, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$20,210,926	$19,736,222	$474,704	2.41%
Interest expense	5,789,026	6,390,746	(601,720)	(9.42%)
Net interest income	14,421,900	13,345,476	1,076,424	8.07%
Provision for loan losses	777,505	2,896,691	(2,119,186)	(73.16%)
Noninterest income	1,742,885	1,722,926	19,959	1.16%
Noninterest expense	12,261,105	10,034,522	2,226,583	22.19%
Income tax expense	1,079,770	675,896	403,874	59.75%
Net income	2,046,405	1,461,293	585,112	40.04%
Net income available to common shareholders	$1,946,405	$1,037,828	908,577	87.55%
Return on average assets	0.43%	0.33%
Return on average equity	5.31%	4.07%
Interest rate spread	3.07%	3.13%
Net interest margin	3.22%	3.30%
Share Data:
Basic net income per common share	$0.64	$0.34
Diluted net income per common share	$0.64	$0.34
Weighted average common shares outstanding:
Basic	3,041,679	3,017,112
Diluted	3,056,520	3,054,601

TRI-COUNTY FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2012	June 30, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$10,102,542	$9,904,432	$198,110	2.00%
Interest expense	2,765,341	3,168,429	(403,088)	(12.72%)
Net interest income	7,337,201	6,736,003	601,198	8.93%
Provision for loan losses	436,431	890,861	(454,430)	(51.01%)
Noninterest income	896,795	952,599	(55,804)	(5.86%)
Noninterest expense	6,363,686	4,923,298	1,440,388	29.26%
Income tax expense	492,727	654,648	(161,921)	(24.73%)
Net income	941,152	1,219,795	(278,643)	(22.84%)
Net income available to common shareholders	$891,152	$1,008,063	(116,911)	(11.60%)
Return on average assets	0.39%	0.56%
Return on average equity	4.88%	6.81%
Interest rate spread	3.14%	3.17%
Net interest margin	3.28%	3.34%
Share Data:
Basic net income per common share	$0.29	$0.33
Diluted net income per common share	$0.29	$0.33
Weighted average common shares outstanding:
Basic	3,045,979	3,024,625
Diluted	3,070,765	3,056,455